 Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements No. 333-172406 and 333-214142 on Form S-8 and No. 333-176437 and 333-214141on Form F-3 of our report dated May 14, 2018, relating to the consolidated financial statements of SGOCO Group, Ltd. and its subsidiaries (collectively the “Company”), which appears in this Annual Report on Form 20-F of the Company for the year ended December 31, 2017.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited
Hong Kong, China
May 14, 2018